EXHIBIT 99.d


                             AMENDED AND RESTATED

                            STOCKHOLDERS AGREEMENT

                             dated August 6, 1997

                                    between

                           Paine Webber Group Inc.,

                          General Electric Company,

                     General Electric Capital Corporation,

                  General Electric Capital Services, Inc. and

                          Kidder, Peabody Group Inc.

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
                                 ARTICLE 1
                                Definitions

            Section 1.1.  Definitions................................  1

                                 ARTICLE 2
                      Representations and Warranties

            Section 2.1.  Representations and Warranties.............  4

                                 ARTICLE 3
                     Standstill and Voting Provisions

            Section 3.1.  Restrictions of Certain Actions by
                            Shareholder..............................  4
            Section 3.2.  Board Representation.......................  6
            Section 3.3.  Voting.....................................  6

                                 ARTICLE 4
                           Transfer Restrictions

            Section 4.1.  Restrictions of Transfer...................  7
            Section 4.2.  Permitted Transfers........................  7
            Section 4.3.  Company Call Right.........................  8
            Section 4.4.  Right of First Refusal..................... 10
            Section 4.5.  Assignment................................. 11

                                 ARTICLE 5
                            Registration Rights

            Section 5.1.  Registration upon Request.................. 11
            Section 5.2.  Incidental Registration Rights............. 13
            Section 5.3.  Broad Public Distribution; Lead Manager.... 14
            Section 5.4.  Registration Mechanics..................... 14
            Section 5.5.  Expenses................................... 17
            Section 5.6.  Indemnification and Contribution........... 17
            Section 5.7.  Underwriting Agreement..................... 20

                                 ARTICLE 6
                        Shareholder Purchase Rights

            Section 6.1.  Shareholder Purchase Rights................ 21


                                 ARTICLE 7
                               Miscellaneous

            Section 7.1.   Termination............................... 22
            Section 7.2.   Financial Services Group.................. 22
            Section 7.3.   Legend.................................... 22
            Section 7.4.   Specific Performance...................... 23
            Section 7.5.   Entire Agreement.......................... 24
            Section 7.6.   Severability.............................. 24
            Section 7.7.   Headings.................................. 24
            Section 7.8.   Counterparts.............................. 24
            Section 7.9.   Notices................................... 24
            Section 7.10.  Successors and Assigns.................... 26
            Section 7.11.  Governing Law............................. 26
            Section 7.12.  Compliance by Affiliates.................. 26
            Section 7.13.  Reports................................... 26
            Section 7.14.  Fair Market Value Determination........... 26
            Section 7.15.  Aggregation; Definition of Shareholder.... 27
            Section 7.16.  Effectiveness............................. 27


                             AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT

               This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement"), dated August 6, 1997, is between Paine Webber Group Inc., a Delaware corporation (the "Company"), General Electric Company, a New York corporation ("Parent"), Kidder, Peabody Group Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Group"), General Electric Capital Services, Inc., a Delaware corporation ("GECS") and General Electric Capital Corporation, a New York corporation (together with GECS, the "Shareholder", which term shall include Parent and any subsidiary (as defined below) of Parent to the extent Voting Securities (as defined below) have been transferred to Parent or such subsidiary pursuant to Section 4.2(a)(i)).

               WHEREAS, the Company, Parent and Group (i) have previously entered into a Stockholders Agreement dated December 16, 1994 and (ii) desire to amend and restate such Stockholders Agreement, effective upon consummation of the sale of the capital stock of Kidder, Peabody & Co. Incorporated pursuant to a Share Purchase Agreement (the "Share Purchase Agreement") dated the date hereof among the Company, Parent and GECS; and

               WHEREAS, Shareholder currently holds 1,000,000 shares of the Company's 6% Cumulative Convertible Redeemable Preferred Stock, Series A, stated value $100 per share, and 2,500,000 shares of the Company's 9% Cumulative Redeemable Preferred Stock, Series C, stated value $100 per share, and, upon consummation of the sale of the capital stock of Kidder, Peabody & Co. Incorporated pursuant to the Share Purchase Agreement, is acquiring 15,500,000 shares of the Company's Common Stock, par value $1.00 per share;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:




                                   ARTICLE 1

                                  Definitions

               Section 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

               "Asset Purchase Agreement" means the Asset Purchase Agreement dated as of October 17, 1994 between the Company, Parent and Group, as amended and supplemented.

               "Broad Public Distribution" means an underwritten distribution registered under the 1933 Act or a distribution exempt from registration thereunder in which Shareholder uses its best efforts to cause the underwriters expressly to agree in writing for the benefit of the Company that they collectively will not sell Voting Securities to any "person" within the meaning of Section 13(d)(3) of the 1934 Act who, to the best of such underwriters' knowledge after inquiry, would own, immediately after such distribution, Voting Securities having aggregate voting power of more than 3% of the voting power of all the then outstanding Voting Securities.

               "Common Stock" means the common stock, par value $1.00 per share, of the Company.

               "Convertible Preferred Stock" means the 6% Cumulative Convertible Redeemable Preferred Stock, Series A, stated value $100 per share, of the Company.

               "Equity Treatment Percentage" means the lesser of (i) 20% and
(ii) the minimum percentage of Common Stock required to be owned to permit Parent to account for its beneficial ownership of Voting Securities in accordance with the "equity" method of accounting.

               "Fair Market Value" of the Common Stock as of any day shall mean the average daily closing sales price of the Common Stock for the ten consecutive trading days preceding such day. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed and admitted to trading, or if not listed and admitted to trading on any such exchange, on the NASDAQ National Market System, or if not quoted on the National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

               "Financial Services Group" means General Electric Capital Services, Inc. and its subsidiaries (including, without limitation, Kidder, Peabody Group Inc. and General Electric Capital Corporation), General Electric Investment Corporation, General Electric Investment Management Incorporated or any other Affiliate of Parent engaged in the financial services business.

               "Preferred Stock" means, collectively, the Convertible Preferred Stock and the Redeemable Preferred Stock.

               "Redeemable Preferred Stock" means the 9% Cumulative Redeemable Preferred Stock, Series C, stated value $100 per share, of the Company.

               "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), (i) any corporation of which securities representing more than 50% of the equity and more than 50% of the ordinary voting power are, at the time any determination is being made, owned by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (ii) any entity (other than a corporation) controlled by the parent of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions and representing more than 50% of the equity are, at the time any determination is being made, owned by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

               "Third Party Account" means any account managed for the benefit of another person (other than Parent or any Affiliate of Parent) by any member of the Financial Services Group.

               "Total Voting Power" means the aggregate number of votes which may be cast by holders of outstanding Voting Securities.

               "Voting Securities" means any securities of the Company entitled to vote generally in the election of directors of the Company or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities.

           (b) Except as otherwise specified herein, terms used in this Agreement shall have the respective meanings assigned to such terms in the Asset Purchase Agreement. The rules of interpretation specified in Section
1.02 of the Asset Purchase Agreement shall be applicable to this Agreement. Unless otherwise specified all references to "days" shall be deemed to be references to calendar days.



                                   ARTICLE 2

                        Representations and Warranties

               Section 2.1. Representations and Warranties. Each of Parent and Shareholder represents and warrants to the Company that (i) each Shareholder entity is a wholly-owned indirect subsidiary of Parent; and
(ii)(a) Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 under the 1934 Act) 2,500,000 shares of Redeemable Preferred Stock, 1,000,000 shares of Convertible Preferred Stock and 15,500,000 shares of Common Stock,
(b) the Financial Services Group (which includes Shareholder) does not beneficially own any other Voting Securities except for any Voting Securities held in any Third Party Account and (c) to the best knowledge of Parent, neither it nor any of its Affiliates beneficially owns any other Voting Securities, except for any Voting Securities held in any Third Party Account.




                                   ARTICLE 3

                       Standstill and Voting Provisions

               Section 3.1.  Restrictions of Certain Actions by
Shareholder. Parent will not, and will cause each of its Affiliates not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are defined in Section 13(d)(3) of the 1934
Act), directly or indirectly:

           (a) except as permitted under Section 6.1, acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Voting Securities, except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction;

           (b) make, or in any way participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the 1934
Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Voting Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the 1934 Act) with respect to the Company;

           (c) form, join, encourage or in any way participate in the formation of, any "person" within the meaning of Section 13(d)(3) of the 1934 Act with respect to any Voting Securities; provided that this Section 3.1(c) shall not prohibit any such arrangement solely among Parent and any of its wholly-owned subsidiaries;

           (d) deposit any Voting Securities into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof; provided that this Section 3.1(d) shall not prohibit any such arrangement solely among Parent and any of its wholly-owned subsidiaries;

           (e) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the 1934 Act, or induce or attempt to induce any other person to initiate any stockholder proposal;

           (f) except in accordance with and pursuant to Section 3.2, seek election to or seek to place a representative on the Board of Directors of the Company or, except with the approval of management of the Company, seek the removal of any member of the Board of Directors of the Company;

           (g) except with the approval of management of the Company, call or seek to have called any meeting of the stockholders of the Company;

           (h) except through its representative on the Board of Directors of the Company, otherwise act to seek to control, disrupt or influence the management, business, operations, policies or affairs of the Company except with the approval of management of the Company;

           (i) (A) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, (B) make any statement or proposal, whether written or oral, to the Board of Directors of the Company or any director or officer of the Company with respect to, or (C) otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving the Company, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or any restructuring, recapitalization or similar transaction with respect to the Company; provided that the foregoing shall not (x) apply to discussions between officers, employees or agents of Parent or Shareholder and the representative of Shareholder on the Board of Directors of the Company or (y) in the case of clause (B) above, be interpreted to limit the ability of such representative to make any such statement or proposal or to discuss any such proposal with any officer, director or advisor to the Company or the Board of Directors of the Company in connection with the performance by such representative of his duty as a director;

           (j) disclose or announce any intention, plan or arrangement inconsistent with the foregoing; or

           (k) advise, assist, instigate or encourage any third party to do any of the foregoing (except, for purposes of clause (a) above, in connection with any transfer of Voting Securities permitted under Section 4.2).

               If Parent or any of its Affiliates owns or acquires any Voting Securities in violation of this Agreement, such Voting Securities shall immediately be disposed of to persons who are not Affiliates thereof but only in compliance with the provisions of this Agreement; provided that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

               Section 3.2. Board Representation. (a) The Company will cause one person mutually agreed upon by Parent and the Company to be elected to the Company's Board of Directors concurrently with the execution hereof.

           (b) Thereafter, so long as Shareholder owns Voting Securities representing at least 10% of Total Voting Power (calculated on a fully diluted basis assuming conversion or exchange of all outstanding securities of the Company convertible into or exchangeable for Voting Securities and the exercise of all rights or options to acquire Voting Securities), subject to the further provisions of this Section 3.2, the Company's Nominating Committee (or any other committee exercising a similar function) (the "Nominating
Committee") shall recommend to the Board of Directors of the Company that such person (or any successor designated by Parent and approved by the Nominating Committee) be included in the slate of nominees recommended by the Board of Directors of the Company to shareholders for election as directors at each annual meeting of shareholders of the Company at which such person's term expires.

           (c) In the event that the designee of Shareholder shall cease to serve as a director for any reason, the vacancy resulting thereby shall be filled by a person designated by Parent and approved by the Nominating Committee.

           (d) In the event that at any time Shareholder shall own Voting Securities representing less than 10% of Total Voting Power (calculated as provided in Section 3.2(b)), Shareholder shall have no further rights under this Section 3.2 and shall promptly cause to resign, and take all other action reasonably necessary to cause the prompt removal of, its designee to the Board of Directors of the Company.

               Section 3.3. Voting. (a) Whenever Shareholder shall have the right to vote any Voting Securities, Shareholder shall (i) be present, in person or represented by proxy, at all stockholder meetings of the Company so that all Voting Securities beneficially owned by it shall be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) subject to Section 3.3(b) below, vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by it in the manner recommended by the Company's Board of Directors, except that during any period or at any time when there shall be in full force and effect a valid order or judgment of a court of competent jurisdiction or a ruling, pronouncement or requirement of the New York Stock Exchange, Inc. ("NYSE") to the effect that the foregoing provision of this Section 3.3 is invalid, void, unenforceable or not in accordance with NYSE policy, then Shareholder will, if so requested by the Board of Directors of the Company, vote or cause to be voted all Voting Securities beneficially owned by it in the same proportion as the votes cast by or on behalf of the other holders of Voting Securities.

           (b) Notwithstanding anything to the contrary contained in Section 3.3(a) above, Shareholder shall have the right to vote freely, without regard to any request or recommendation of the Board of Directors of the Company, with respect to (i) all matters specified in paragraph (8) of the Certificate of Designation of Rights and Preferences for the Convertible Preferred Stock and paragraph (7) of the Certificate of Designation of Rights and Preferences for the Redeemable Preferred Stock and (ii) any "Rule 13e-3 transaction" (as defined in Rule 13e-3(a)(3) under the 1934 Act as in effect on the date hereof) unless such transaction has been approved by a majority of the disinterested directors of the Board of Directors of the Company.



                                   ARTICLE 4

                             Transfer Restrictions

               Section 4.1. Restrictions of Transfer. Except as otherwise expressly permitted in this Agreement, Parent will not, and will not permit its Affiliates to, directly or indirectly, transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of ("transfer") any Voting Securities.

               Section 4.2. Permitted Transfers. (a) Notwithstanding the provisions of Section 4.1, Parent and its Affiliates shall be permitted to transfer any portion of or all their shares of Voting Securities or Redeemable Preferred Stock under the following circumstances:

                 (i) transfers to any subsidiary of Parent, but only if such transferee agrees in writing to be bound by the terms of this Agreement, provided that such subsidiary shall be permitted to own such Voting Securities only so long as such subsidiary shall remain a subsidiary of Parent and provided further that no such transfer shall relieve Parent or Shareholder of their obligations under this Agreement;

                (ii) subject to the Company's rights under Section 4.4, in the case of shares of Common Stock (including Common Stock issuable upon conversion or redemption of the Convertible Preferred Stock), transfers made pursuant to (A) a Broad Public Distribution or (B) Rule 144 under the 1933 Act, provided that any such sale pursuant to Rule 144 shall be subject to the volume and manner of sale limitations set forth in such Rule whether or not legally required;

               (iii) subject to the Company's rights under Section 4.4, in the case of shares of Convertible Preferred Stock, after December 16, 1999, transfers made pursuant to a demand registration under Section 5.1(a);

                (iv) pursuant to a tender offer or exchange offer or acquisition of control of the Company or similar transaction, at any time following the time at which the Company shall publicly announce or otherwise disclose to Shareholder that the Board of Directors of the Company does not oppose such transaction; or

                 (v) transfers of any portion of or all its shares of Redeemable Preferred Stock to any person, provided that (A) Parent shall give not less than 45 days prior written notice to the Company of its intention to transfer such shares and (B) such person agrees in writing to be bound by the terms of this Section 4.2(a)(v). Such notice shall specify the number of shares of Redeemable Preferred Stock proposed to be transferred and the date of the proposed transfer of such shares.

           (b) Notwithstanding anything to the contrary in this Agreement, Voting Securities shall not be transferred by Parent or any of its Affiliates to any person (i) pursuant to a tender offer or exchange offer or acquisition of control of the Company or similar transaction which is opposed by the Company's Board of Directors or (ii) during the 12 months following the date of effectiveness of this Agreement other than transfers permitted pursuant to
Section 4.02(a)(i) or Section 4.02(a)(iv).

               Section 4.3. Company Call Right. (a) The Company shall have the right (the "Call Right"), exercisable at any time or from time to time, upon written notice to Shareholder (the "Call Notice"), to elect to purchase a portion (to the extent provided below) of or all the shares of Common Stock then held by Shareholder, at a purchase price per share payable in cash
(the "Call Price") equal to the greater of (x) the Fair Market Value of the Common Stock as of the date of delivery of the Call Notice and (y)
$23.95634. Delivery of any Call Notice by the Company to Shareholder shall be irrevocable.

           (b) Notwithstanding the provisions of Section 4.3(a), if the Company exercises its Call Right for less than all of the Common Stock then held by Shareholder, (i) if immediately prior to such exercise, Parent beneficially owns not less than the Equity Treatment Percentage of outstanding Common Stock and, at such time, Parent accounts for such ownership of Common Stock in accordance with the equity method of accounting, then the Company shall be permitted to exercise its Call Right in part only to the extent that such exercise would not reduce the percentage of outstanding Common Stock beneficially owned by Parent below the Equity Treatment Percentage and (ii) if immediately prior to such exercise, the Company is a 20-percent owned corporation within the meaning of Section 243(c)(2) of the Code as in effect on the date hereof (a "20-percent owned corporation") of the Shareholder, then the Company shall be permitted to exercise its Call Right in part only to the extent that such exercise would not result in the Company ceasing to be a 20-percent owned corporation of the Shareholder.
For purposes of clause (ii) of this paragraph (b), (A) the term "stock" shall have the same meaning as in Section 243(c)(2) of the Code as in effect on the date hereof and (B) all shares of stock of the Company held by Shareholder or any Affiliate of Shareholder shall be treated as if they were held by a single legal entity. Nothing in this Section 4.3(b) shall be construed to limit the Company's right to exercise its Call Right at any time in respect of all the Common Stock held by Shareholder at such time.

           (c) Notwithstanding the provisions of Section 4.3(a), the Call Right shall be suspended and shall not be exercisable by the Company during the pendency of any transaction described in Section 4.02(a)(iv) following the time at which the Company shall publicly announce or otherwise disclose to Shareholder that the Board of Directors of the Company does not oppose such transaction.

           (d) Any purchase of Common Stock by the Company pursuant to this Section 4.3 shall be on a mutually determined closing date which shall not be more than 30 days after delivery of the Call Notice. The closing shall be held at 10:00 a.m., local time, at the principal office of the Company, or at such other time or place as the parties mutually agree.

           (e) On the closing date, Shareholder shall deliver (i) certificates representing the shares of Common Stock being sold, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including evidence of ownership and authority, as the Company may reasonably request. The Call Price shall be paid by wire transfer of immediately available funds no later than 2:00 p.m., local time, on the closing date.

               Section 4.4. Right of First Refusal. (a) If Shareholder desires to transfer any shares of Common Stock (including Common Stock issuable upon conversion or redemption of the Convertible Preferred Stock) pursuant to Section 4.2(a)(ii) or shares of Convertible Preferred Stock pursuant to Section 4.2(a)(iii), Shareholder shall give prompt written notice (the "Transfer Notice") to the Company of such intention, specifying the number of shares of Common Stock or Convertible Preferred Stock proposed to be transferred (the "Offered Shares"). The Transfer Notice shall constitute an irrevocable offer (the "Offer") by Shareholder to sell to the Company the Offered Shares at a price (the "Offer Price") equal to (x) in the case of the Convertible Preferred Stock, the aggregate price specified by Shareholder in the Transfer Notice and (y) in the case of the Common Stock, the aggregate Fair Market Value of such Offered Shares on the date of delivery of the Transfer Notice. The Company shall have the right, exercisable by written notice given by the Company to Shareholder within 30 days after receipt of such Transfer Notice, to purchase (or to cause a person or group designated by the Company to purchase) all, but not a part of, the Offered Shares specified in such Transfer Notice for cash at the Offer Price by delivery of a notice (the "Exercise Notice") to Shareholder stating the Company's irrevocable acceptance of the Offer.

           (b) If the Company elects to purchase the Offered Shares, the closing of the purchase of the Offered Shares shall take place on a mutually acceptable closing date which shall be not more than 30 days after delivery of the Exercise Notice. The closing shall be held at 10:00 a.m., local time, at the principal office of the Company or at such other time or place as the parties mutually agree.

           (c) On the closing date, Shareholder shall deliver (or cause to be delivered) (i) certificates representing the Offered Shares, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including evidence of ownership and authority, as the Company may reasonably request. The Offer Price shall be paid by wire transfer of immediately available funds no later than 2:00 p.m., local time, on the closing date.

           (d) If the Company fails to elect to purchase the Offered Shares within the period specified in Section 4.3(a), (i) Shareholder shall be free, during the period of 90 days following the expiration of such period, to transfer any portion of or all the Offered Shares pursuant to Section 4.2(a)(ii) or 4.2(a)(iii), as the case may be, and (ii) the Company shall not be entitled to exercise its Call Right with respect to the Offered Shares during the period from the date of the Transfer Notice to the end of such 90-day period. Offered Shares not so transferred within such 90-day period shall again become subject to the procedures provided for in this Section 4.4 and to the Call Right. Notwithstanding the foregoing, in the case of any proposed transfer of any portion or all of the Offered Shares pursuant to
Section 4.2(a)(ii)(B) under Rule 144 at a price (the "Reduced Offer Price") less than 95% of the Offer Price, Shareholder shall first offer such Offered Shares to the Company by notice (oral or written) to the Senior Vice President and Senior Associate General Counsel of PaineWebber Incorporated made during regular business hours. The Company shall have the right, exercisable by the close of business on the immediately following Business Day after receipt of such notice from Shareholder, to purchase all, but not a part of, such Offered Shares at the Reduced Offer Price. If the Company does not elect to purchase such Offered Shares, Shareholder may transfer such Offered Shares under Rule 144 pursuant to Section 4.2(a)(ii)(B) at a price equal to or above the Reduced Offer Price, provided that any Offered Shares not so transferred within ten Business Days shall again become subject to the procedures provided for in this Section 4.4(d).

               Section 4.5. Assignment. The Company may assign any of its rights under Section 4.3 or 4.4 to any person without the consent of Shareholder; provided that no such assignment shall relieve the Company of any of its obligations pursuant to Section 4.3 or 4.4. In the event that the Company elects to exercise a right under Section 4.3 or 4.4, the Company may specify in its Call Notice or Exercise Notice, as applicable, or thereafter prior to purchase, another such person as its designee to purchase the Offered Shares to which such Call Notice or Exercise Notice, as applicable, relates.




                                   ARTICLE 5

                              Registration Rights

               Section 5.1. Registration upon Request. (a) From and after the first anniversary of the date of effectiveness of this Agreement, Parent shall have the right to make written demand upon the Company, on not more than five separate occasions (subject to the provisions of this Section 5.1), to register under the 1933 Act (i) shares of Redeemable Preferred Stock, (ii) shares of Common Stock issued to Shareholder pursuant to the Share Purchase Agreement, acquired upon conversion of the Convertible Preferred Stock, or acquired in accordance with Section 6.1 of this Agreement or (iii) at any time after December 16, 1999, shares of Convertible Preferred Stock (the shares subject to such demand hereunder being referred to as the "Subject Stock"), and the Company shall use its best efforts to cause such shares to be registered under the 1933 Act as soon as reasonably practicable so as to permit the sale thereof promptly; provided that each such demand shall cover at least (A) $50,000,000 liquidation preference of Redeemable Preferred Stock,
(B) $100,000,000 liquidation preference of Convertible Preferred Stock or (C) 5,000,000 shares of Common Stock, in the case of the first such demand relating to Common Stock, or 2,500,000 shares of Common Stock in any subsequent demand relating to Common Stock (subject in each case to adjustment for stock splits, reverse stock splits, stock dividends and similar events after the date hereof), as the case may be. In connection therewith, the Company shall as promptly as practicable prepare, file (on Form S-3 if permitted or otherwise on the appropriate form) and use its best efforts to cause to become effective a registration statement under the 1933 Act to effect such registration. Parent and Shareholder agree to provide all such information and materials and to take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the 1933 Act and the Commission and to obtain any desired acceleration of the effective date of such registration statement.

           (b) Notwithstanding the provisions of Section 5.1(a) and 5.1(c), the Company (i) shall not be obligated to prepare or file more than one registration statement pursuant to this Section 5.1 during any 12-month period and (ii) shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to Section 5.1(a) (A) for a period of up to 60 days following completion of any underwritten public offering of securities contemplated by the Company prior to receipt of a demand for registration hereunder, provided that the Company is advised by its managing underwriter or underwriters in writing (with a copy to Shareholder), that the price at which securities would be offered in such offering would, in its or their opinion, be materially adversely affected by the registration so requested, or (B) for a period of up to 135 days if the Company determines in its reasonable judgment and in good faith that the registration and distribution of the shares of Subject Stock would impair or interfere with in any material respect any contemplated material financing, acquisition, disposition, corporate reorganization or other similar transaction or other material corporate development involving the Company or any of its subsidiaries or Affiliates or would require premature disclosure thereof, and such disclosure is not practicable in the Company's reasonable judgment in light of the facts and circumstances then existing or would impair or interfere with in any material respect such transaction or would otherwise materially adversely affect the Company. In the event of such postponement, Parent shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of registrations to which Parent is entitled pursuant to this Section 5.1.

           (c) In addition to the rights of Parent set forth in Section 5.1(a), if at any time the Company shall exercise its right pursuant to paragraph (5)(d) of the Certificate of Designation of Rights and Preferences for the Convertible Preferred Stock to deliver shares of Common Stock in lieu of cash in payment of the redemption price for any shares of Convertible Preferred Stock, Parent shall have the right, exercisable within 30 days following receipt of notice of such redemption for Common Stock, to make an additional written demand upon the Company to register under the 1933 Act any or all shares of Common Stock received in connection with such redemption, and the Company shall use its best efforts to cause such shares to be registered under the 1933 Act as soon as reasonably practicable so as to permit the sale thereof promptly, subject to the provisions of Section 5.1(b).

           (d) Except in accordance with the provisions of the Amended and Restated Investment Agreement (the "Yasuda Agreement") dated as of November 5, 1992, between the Company and The Yasuda Mutual Life Insurance Company ("Yasuda"), the Company shall not grant to any other holder of its securities, whether currently outstanding or issued in the future, any incidental or piggyback registration rights with respect to any registration statement filed pursuant to a demand registration under this Section 5.1 and, except as aforesaid with respect to the rights of Yasuda, without the prior consent of Parent, the Company will not permit any holder of its securities other than Yasuda to participate in any offering made pursuant to a demand registration under this Section 5.1.

               Section 5.2. Incidental Registration Rights. If the Company proposes to register any of its Common Stock under the 1933 Act (other than (i) pursuant to Section 5.1 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, or (iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation) the Company shall, as promptly as practicable, give written notice to Parent of the Company's intention to effect such registration. If, within 15 days after receipt of such notice, Parent submits a written request to the Company specifying the amount of Common Stock that it proposes to sell or otherwise dispose of in accordance with this Section 5.2, the Company shall use its best efforts to include the shares specified in Parent's request in such registration. If in a registration other than pursuant to Section 2.3 of the Yasuda Agreement, the managing underwriters reasonably determine in good faith and advise Shareholder in writing that the inclusion in the registration statement of all the Common Stock proposed to be included would interfere with the successful marketing and sale of the securities proposed to be registered, then the amount of Common Stock to be registered by Parent pursuant to this Section 5.2 shall be reduced to the amount, if any, determined by the managing underwriters in good faith that would not interfere with such marketing and sale, provided that if securities are being offered for the account of any Person other than the Company, then the amount of securities of such other Person and Shareholder shall be reduced proportionately based on the number of securities each such Person requested to be included in the offering. If in a registration pursuant to Section 2.3 of the Yasuda Agreement, Yasuda advises the Company that in Yasuda's reasonable judgment registration of the Shareholder's shares of Common Stock would adversely affect the offering and sale of its securities under the Yasuda Agreement, then the number of Shareholder's shares of Common Stock to be included in such offering shall be reduced to the amount, if any, determined by Yasuda in its reasonable judgment, that would not adversely affect such offering and sale. No registration effected under this Section 5.2 shall relieve the Company of its obligation to effect any registration upon request under
Section 5.1. If Shareholder has been permitted to participate in a proposed offering pursuant to this Section 5.2, the Company thereafter may determine either not to file a registration statement relating thereto, or to withdraw such registration statement, or otherwise not to consummate such offering, without any liability hereunder.

               Section 5.3. Broad Public Distribution; Lead Manager. (a) The Company shall be required to register Subject Stock that is Common Stock pursuant to this Article V only if such Common Stock is to be offered and sold in a Broad Public Distribution.

           (b) The Company shall be required to register Subject Stock pursuant to this Article V only if such Subject Stock is to be offered and sold in an underwritten distribution lead-managed by the Company's principal broker-dealer subsidiary, provided that, in the reasonable judgment of Parent, the proposed terms of offering by such subsidiary are customary and reasonably competitive and provided further that Parent in all cases shall have the right to designate a non-book-running co-lead manager for any such offering.

               Section 5.4. Registration Mechanics. (a) In connection with any offering of shares of Subject Stock registered pursuant to Section
5.1 or 5.2 herein, the Company shall (i) furnish to Shareholder such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current; (ii) (A) use its best efforts to register or qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale as Shareholder shall reasonably request and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 5.4; (iii) use its best efforts to cause all shares of Subject Stock covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to the Company to enable Shareholder to consummate the disposition of such shares of Subject Stock; (iv) notify Shareholder any time when a prospectus relating thereto is required to be delivered under the 1933 Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (subject to the good faith determination of the Company's Board of Directors as to whether to permit sales under such registration statement), at the request of Shareholder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; (vi) use its best efforts to list, if required by the rules of the applicable securities exchange or, if securities of the same class are then so listed, the Subject Stock covered by such registration statement on the NYSE or on any other securities exchange on which Subject Stock is then listed; (vii) before filing any registration statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to Shareholder and its counsel copies of such documents; and (viii) furnish to Shareholder, addressed to it, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of counsel delivered to underwriters in underwritten public offerings of securities.

           (b) In connection with any offering of Subject Stock registered pursuant to Section 5.1 or 5.2, the Company shall (x) furnish to the underwriter, if any, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock.

           (c) At any time that Parent shall not be entitled to designate a nominee for election to the Board of Directors pursuant to Section 3.2, in connection with the preparation and filing of each registration statement registering Subject Stock under the 1933 Act, the Company will give Shareholder and the underwriters, if any, and their respective counsel and accountants (collectively, the "Inspectors"), such reasonable and customary access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Shareholder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act. Records which the Company reasonably determines to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary or appropriate to avoid or correct a misstatement or omission in the registration statement, (ii) the portion of the Records to be disclosed has otherwise become publicly known, (iii) the information in such Records is to be used in connection with any litigation or governmental investigation or hearing relating to any registration statement or (iv) the release of such Records is ordered pursuant to a subpoena or other order. Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company.

           (d) Upon any registration becoming effective pursuant to Section 5.1, the Company shall use its best efforts to keep such registration statement current for a period of 90 days or such shorter period as shall be necessary to effect the distribution of the Subject Stock.

           (e) Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (iv) of
Section 5.4(a), it will forthwith discontinue its disposition of Subject Stock pursuant to the registration statement relating to such Subject Stock until its receipt of the copies of the supplemented or amended prospectus contemplated by clause (iv) of Section 5.3(a) and, if so directed by the Company, will deliver to the Company all copies then in its possession of the prospectus relating to such Subject Stock current at the time of receipt of such notice. If Shareholder's disposition of Subject Stock is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the registration statement to permit dispositions of Subject Stock by Shareholder for an aggregate of 90 days, whether or not consecutive, the registration statement shall not be counted for purposes of determining the number of registrations to which Shareholder is entitled pursuant to Section 5.1.

               Section 5.5. Expenses. In connection with any registration pursuant to this Article V (i) Shareholder shall pay all agent fees and commissions and underwriting discounts and commissions related to shares of Subject Stock being sold by Shareholder and the fees and disbursements of its counsel and accountants and (ii) the Company shall pay all fees and disbursements of its counsel and accountants and the expenses (including the fees of any separate counsel) of any "qualified independent underwriter" required in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. All other fees and expenses in connection with any registration statement (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws) shall (i) in the case of a registration pursuant to Section 5.1, be borne by Shareholder and (ii) in the case of a registration pursuant to Section 5.2, be shared pro rata based upon the respective market values of the securities to be sold by the Company, Shareholder and any other holders participating in such offering; provided that Shareholder shall not pay any expenses relating to work that would otherwise be incurred by the Company including, but not limited to, the preparation and filing of periodic reports with the Commission.

               Section 5.6. Indemnification and Contribution. In the case of any offering registered pursuant to this Article V, the Company agrees to indemnify and hold Shareholder, each underwriter, if any, of the Subject Stock under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the 1933 Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the 1933 Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock (as amended if the Company shall have filed with the SEC any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Stock (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the indemnification contained in this Section 5.6 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by Shareholder or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

               Notwithstanding the foregoing provisions of this Section 5.6, the Company will not be liable to Shareholder, any person who participates as an underwriter in the offering or sale of Subject Stock or any other person, if any, who controls Shareholder or any underwriter (within the meaning of the 1933 Act), under the indemnity agreement in this
Section 5.6 for any such Losses that arise out of Shareholder or other person's failure to send or give a copy of the final prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Subject Stock to such person if such statement or omission was corrected in such final prospectus and the Company has previously furnished copies thereof in accordance with this Agreement.

               In the case of each offering registered pursuant to this
Article V, Parent shall, or shall cause General Electric Capital Services, Inc. or another member of the Financial Services Group, reasonably satisfactory to the Company (the "Parent Indemnitor") to, agree and each underwriter, if any, participating therein shall agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, severally to indemnify and hold harmless the Company and each person who controls the Company within the meaning of Section 15 of the 1933 Act, and any director, officer, employee or partner of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by Parent, Shareholder or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

               Each party indemnified under this Section 5.6 shall, promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 5.6, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified party representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

               If the indemnification provided for in this Section 5.6 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section
5.6 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations. The relative benefit shall be determined by reference to, among other things, the amount of proceeds received by each party from the offering to which such contribution relates. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 5.6 was available to such party.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               Section 5.7. Underwriting Agreement. (a) In connection with any underwritten offering of Subject Stock pursuant to a registration requested under Section 5.1, the Company, the Parent Indemnitor and Shareholder will enter into an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company, the Parent Indemnitor and Shareholder and such other terms and provisions as are customarily contained in the underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 5.6 (and customary provisions with respect to indemnities and contribution by such underwriters).

           (b) In connection with any underwritten offering of Subject Stock pursuant to a registration requested under Section 5.2, the Company may require the Common Stock requested to be registered pursuant to Section 5.2 to be included in such underwriting on the same terms and conditions as shall be applicable to Common Stock being sold by the Company through underwriters under such registration. In such case, the Parent Indemnitor and Shareholder shall be a party to any such underwriting agreement. Such agreement shall contain such representations, warranties and covenants by the Parent Indemnitor and Shareholder and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 5.6 (and customary provisions with respect to indemnities and contribution by such underwriters).



                                   ARTICLE 6

                          Shareholder Purchase Rights

               Section 6.1. Shareholder Purchase Rights. (a) If, immediately after giving effect to and as a result of any issuance of Voting Securities by the Company, Parent shall beneficially own Common Stock representing less than the Equity Treatment Percentage of the total number of shares of Common Stock then outstanding (it being understood for all purposes of this Agreement that any shares of Common Stock beneficially owned by Kidder, Peabody & Co. Incorporated shall not be considered to be outstanding so long as it is a subsidiary of the Company) and, at such time, Parent accounts for such ownership of Common Stock in accordance with the equity method of accounting, Parent shall have the right to acquire, at any time or from time to time thereafter, in the open market or in private transactions, a number of shares of Common Stock in the aggregate equal to the excess of (x) the number of shares representing the Equity Treatment Percentage of the then outstanding Common Stock over (y) the number of shares of Common Stock then beneficially owned by Parent (including any shares of Common Stock acquired by Shareholder pursuant to Section 6.1(b)).

           (b) If, immediately after giving effect to and as a result of any issuance of stock by the Company after the date hereof, the Company shall not be a 20-percent owned corporation of the Shareholder and immediately prior thereto the Company was a 20-percent owned corporation of the Shareholder, Shareholder shall have the right to acquire at any time or from time to time thereafter, in the open market or in private transactions, a number of shares of Common Stock sufficient (together with any shares acquired pursuant to Section 6.1(a)) to enable Shareholder to treat the Company as a 20-percent owned corporation. For purposes of this paragraph (b), (i) the term "stock" shall have the same meaning as in Section 243(c)(2) of the Code as in effect on the date hereof, and (ii) all shares of stock of the Company held by Shareholder or any Affiliate of Shareholder shall be treated as if they were held by a single legal entity.



                                   ARTICLE 7

                                 Miscellaneous

               Section 7.1.  Termination.  This Agreement shall terminate upon
(a) the written agreement of the Company, Shareholder and Parent to terminate this Agreement; or (b) the earlier of (i) December 16, 2009 and (ii) the third anniversary of the date on which Parent and its Affiliates shall no longer beneficially own any Voting Securities. The provisions of Articles 3 and 4 of this Agreement shall terminate upon any failure by the Company to observe and perform its obligations under Section 3.2.

               Section 7.2. Financial Services Group. Notwithstanding any other provision of this Agreement, nothing contained herein shall apply to any Voting Securities held in any Third Party Account, and any such Voting Securities shall not be counted for purposes of this Agreement as being owned by Parent or any of its Affiliates.

               Section 7.3. Legend. (a) All certificates representing Common Stock subject to this Agreement shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AUGUST 6, 1997 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RIGHTS OF PURCHASE OF SUCH SHARES BY THE COMPANY AND CERTAIN RESTRICTIONS ON TRANSFER THEREOF. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT SHALL BE VOID."

           (b) All certificates representing Preferred Stock subject to this Agreement shall bear the following legend, in addition to the legend (with the date appropriately completed) which such certificates currently bear (and, on such date as this Agreement shall become effective, Shareholder will submit such certificates to the Company to be so legended):

                  "THE STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 16, 1994 HAS BEEN AMENDED AND RESTATED EFFECTIVE AUGUST __, 1997. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AUGUST 6, 1997 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RIGHTS OF PURCHASE OF SUCH SHARES BY THE COMPANY AND CERTAIN RESTRICTIONS ON TRANSFER THEREOF. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT SHALL BE VOID."

               Section 7.4. Specific Performance. (a) Parent and Shareholder, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

           (b) Parent and Shareholder, on the one part, and the Company, on the other part, each irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement may be brought in the courts of the State of New York, or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement Shareholder, Parent and the Company each irrevocably submits to the jurisdiction of such court and irrevocably designates, appoints and empowers the Secretary of State of the State of New York to receive for and on its behalf service of process in the State of New York and further irrevocably consents to the service or process outside of the territorial jurisdiction of such courts by mailing copies by registered United States mail, postage prepaid, to its address specified in this Agreement.

               Section 7.5. Entire Agreement. The Transaction Documents (other than the Stockholders Agreement) and the documents referred to therein, the Share Purchase Agreement and the documents referred to therein and this Agreement constitute the entire agreement and understanding of the parties with respect to the transactions contemplated by such parties. This Agreement may be amended only by an agreement in writing executed by the Company and Parent.

               Section 7.6. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

               Section 7.7. Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

               Section 7.8. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

               Section 7.9. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

           (a)  If to the Company, to:

                Paine Webber Group Inc.
                1285 Avenue of the Americas
                New York, New York  10019
                Attention:  General Counsel
                Telecopy:  212-713-2114

                (with copies to):

                Cravath, Swaine & Moore
                825 Eighth Avenue
                New York, New York  10019
                Attention: Peter S. Wilson
                Telecopy:  212-474-3700

            (b) If to Shareholder (including any other subsidiary of Parent to which shares of Common Stock or Preferred Stock are transferred pursuant to Section 4.2(a)(i)) or Group, to:

                General Electric Capital Services, Inc.
                General Electric Capital Corporation
                260 Long Ridge Road
                Stamford, Connecticut 06927
                Attention: General Counsel
                Telecopy: 203-357-3365

                (with copies to):

                Parent

           (c)  If to Parent, to:

                General Electric Company
                3135 Easton Turnpike
                Fairfield, Connecticut  06431
                Attention:  Senior Counsel for Transactions
                Telecopy:  202-373-3008

                (with copies to):

                Davis Polk & Wardwell
                450 Lexington Avenue
                New York, New York  10017
                Attention: Dennis S. Hersch
                Telecopy: 212-450-4800

               or to such other person or address as any party shall furnish to each other party hereto in writing.

               All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

               Section 7.10. Successors and Assigns. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided that, except as provided in Section 4.5, no party may assign this Agreement without the other party's prior written consent.

               Section 7.11. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof.

               Section 7.12. Compliance by Affiliates. Subject to Section 7.2, Parent shall, and shall cause its Affiliates to, observe and perform all covenants and agreements of Parent and Shareholder set forth in this Agreement as if such covenants and agreements were directly applicable to Parent and such Affiliates.

               Section 7.13. Reports. So long as Shareholder shall own any Voting Securities, the Company will furnish Shareholder with the quarterly and annual financial reports that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the 1934 Act or, in the event the Company is not required to file such reports, reports containing the same information as would be required in such reports.

               Section 7.14. Fair Market Value Determination. So long as Shareholder shall own any Convertible Preferred Stock, if Parent shall object to any determination of the fair market value of noncash consideration made by the Board of Directors of the Company in accordance with paragraph (7)(g)(ii) of the Certificate of Designation of Rights and Preferences for such Convertible Preferred Stock, the parties shall negotiate in good faith in order to agree on such fair market value. If the parties are unable to agree on such fair market value within 30 days, the Board of Directors of the Company shall retain a nationally recognized investment banking firm reasonably satisfactory to Parent to determine such fair market value. The fees and expenses of such investment banking firm shall be shared equally by Parent and the Company. Parent shall be notified promptly of any consideration other than cash subject to any such determination and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors of the Company.

               Section 7.15. Aggregation; Definition of Shareholder. For purposes of this Agreement, all shares of Voting Securities and Redeemable Preferred Stock held by each Shareholder shall be treated as if they were held by a single legal entity. Each reference to Shareholder, where the context so requires, shall be deemed to be a reference to Parent or the relevant subsidiary or subsidiaries of Parent which holds Voting Securities.

               Section 7.16. Effectiveness. This Agreement shall become effective immediately upon consummation of the sale of the capital stock of Kidder, Peabody & Co. Incorporated pursuant to the Share Purchase Agreement, without any further action by any of the parties hereto, and shall be of no force or effect until such time.



               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized on the date first above written.

                                       PAINE WEBBER GROUP INC.

                                       By: /s/ F. Daniel Corkery
                                          ------------------------------------
                                          Name:  F. Daniel Corkery
                                          Title: Senior Vice President and
                                                 Senior Associate General
                                                 Counsel

                                       GENERAL ELECTRIC COMPANY

                                       By: /s/ Pamela Daley
                                          ------------------------------------
                                          Name:  Pamela Daley
                                          Title: Vice President and Senior
                                                 Counsel for Transactions

                                       GENERAL ELECTRIC CAPITAL
                                          SERVICES, INC.

                                       By: /s/ Joan Amble
                                          ------------------------------------
                                          Name:  Joan Amble
                                          Title: Vice President and
                                                 Controller

                                       GENERAL ELECTRIC
                                          CAPITAL CORPORATION

                                       By: /s/ Joan Amble
                                          ------------------------------------
                                          Name:  Joan Amble
                                          Title: Vice President and
                                                 Controller

                                           KIDDER, PEABODY GROUP INC.

                                       By: /s/ Joan Amble
                                          ------------------------------------
                                          Name:  Joan Amble
                                          Title: Senior Vice President